                                                                   Exhibit 1-B-1



                                DANA CORPORATION

                            (a Virginia corporation)

                             -- -- -- -- -- -- -- --
                       $250,000,000 6-1/4% Notes due 2004

                       $350,000,000 6-1/2% Notes due 2009

                         $400,000,000 7% Notes due 2029

                             -- -- -- -- -- -- -- --
                                 Terms AGREEMENT

                                                               February 26, 1999

DANA CORPORATION
4500 Dorr Street
Toledo, Ohio 43615

Attention:     A. Glenn Paton
               Vice President

Ladies and Gentlemen:

                  On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement in the form attached as Schedule B hereto (the "Underwriting Agreement"), the following securities ("Securities") on the following terms:

1.       NOTES DUE 2004

          TITLE:  6-1/4% Notes Due March 1, 2004

          PRINCIPAL AMOUNT:  $250,000,000

          INTEREST: 6-1/4% per annum, from March 3, 1999, payable semiannually on September 1 and March 1, commencing September 1, 1999, to holders of record on the preceding August 15 or February 15, as the case may be.

          MATURITY:  March 1, 2004

          OPTIONAL REDEMPTION: Yes (as described under "Optional Redemption" on pages S-11 and S-12 of the Preliminary Prospectus Supplement dated February 24, 1999).

          SINKING FUND:  None

          PURCHASE PRICE: 99.303% of principal amount, settled flat, plus accrued interest, if any, from March 3, 1999.

          EXPECTED REOFFERING PRICE: 99.903% of principal amount, subject to change by the undersigned.

          MAKE WHOLE CALL: Redeemable, in whole or in part from time to time, at a redemption price equal to the greater of (i) 100% of their Principal Amount, or (ii) the present value of the Principal Amount and the remaining scheduled payments of interest on the bonds at the Treasury Rate plus 10 basis points.

2.       NOTES DUE 2009

          TITLE:  6-1/2% Notes Due March 1, 2009

          PRINCIPAL AMOUNT:  $350,000,000

          INTEREST: 6-1/2% per annum, from March 3, 1999, payable semiannually on September 1 and March 1, commencing September 1, 1999, to holders of record on the preceding August 15 or February 15, as the case may be.

          MATURITY:  March 1, 2009

          OPTIONAL REDEMPTION: Yes (as described under "Optional Redemption" on pages S-11 and S-12 of the Preliminary Prospectus Supplement dated February 24, 1999).

          SINKING FUND:  None

          PURCHASE PRICE: 98.779% of principal amount, settled flat, plus accrued interest, if any, from March 3, 1999.

          EXPECTED REOFFERING PRICE: 99.429% of principal amount, subject to change by the undersigned.

          MAKE WHOLE CALL: Redeemable, in whole or in part from time to time, at a redemption price equal to the greater of (i) 100% of their Principal Amount, or (ii) the present value of the Principal Amount and the remaining scheduled payments of interest on the bonds at the Treasury Rate plus 15 basis points.

3.       NOTES DUE 2029

          TITLE:  7% Notes Due March 1, 2029

          PRINCIPAL AMOUNT:  $400,000,000

          INTEREST: 7% per annum, from March 3, 1999, payable semiannually on September 1 and March 1, commencing September 1, 1999, to holders of record on the preceding August 15 or February 15, as the case may be.

          MATURITY:  March 1, 2029

          OPTIONAL REDEMPTION: Yes (as described under "Optional Redemption" on pages S-11 and S-12 of the Preliminary Prospectus Supplement dated February 24, 1999).

          SINKING FUND:   None

          PURCHASE PRICE: 98.013% of principal amount, settled flat, plus accrued interest, if any, from March 3, 1999.

          EXPECTED REOFFERING PRICE: 98.888% of principal amount, subject to change by the undersigned.

          MAKE WHOLE CALL: Redeemable, in whole or in part from time to time, at a redemption price equal to the greater of (i) 100% of their Principal Amount, or (ii) the present value of the Principal Amount and the remaining scheduled payments of interest on the bonds at the Treasury Rate plus 25 basis points.

                             -- -- -- -- -- -- -- --

          COUNSEL FOR THE UNDERWRITERS: Wachtell, Lipton, Rosen & Katz

                  CLOSING: 11:00 a.m. on March 3, 1999, at the offices of Wachtell, Lipton, Rosen & Katz, New York, New York, with payment to be made by wire transfer of immediately available funds.

                  GLOBAL SECURITY: The Securities will be issued in the form of global securities to be deposited with a depository designated by the Representative.

                 NAME AND ADDRESS OF THE REPRESENTATIVE:

                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                   INCORPORATED
                 250 Vesey Street
                 World Financial Center
                 New York, New York  10281

                  The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

                  The provisions of the Underwriting Agreement are incorporated herein by reference.

                                      * * *

                  Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us not later than 5:00 p.m. today.

                                Very truly yours,

                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                            INCORPORATED

                                BT ALEX. BROWN INCORPORATED

                                DEUTSCHE BANK SECURITIES INC.

                                DONALDSON, LUFKIN & JENRETTE
                                   SECURITIES CORPORATION

                                FIRST CHICAGO CAPITAL MARKETS, INC.

                                J.P. MORGAN SECURITIES INC.

                                LEHMAN BROTHERS INC.

                                MORGAN STANLEY & CO. INCORPORATED

                                NATIONSBANC MONTGOMERY SECURITIES LLC

                                SALOMON SMITH BARNEY INC.

                                 By MERRILL LYNCH PIERCE, FENNER
                                 & SMITH INCORPORATED, on behalf
                                 of themselves and as the
                                 Representative of the several
                                 Underwriters,

                                     /s/Michael O'Grady
                                     ---------------------------
                                     Name:Michael O'Grady

                                     Title:Director

                                                   Schedule A to Terms Agreement

                                                             PRINCIPAL        PRINCIPAL         PRINCIPAL
                                                             AMOUNT OF        AMOUNT OF         AMOUNT OF
          UNDERWRITER                                     NOTES DUE 2004    NOTES DUE 2009   NOTES DUE 2029
MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED

250 Vesey Street
World Financial Center
New York, New York  10281............................       $ 103,750,000.   $ 145,250,000.    $ 166,000,000.

BT ALEX. BROWN INCORPORATED
130 Liberty Street
New York, New York  10006............................          16,250,000.      22,750,000.       26,000,000.

DEUTSCHE BANK SECURITIES INC.
31 West 52nd Street
New York, New York  10019............................          16,250,000.      22,750,000.       26,000,000.

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172............................          16,250,000.      22,750,000.       26,000,000.

FIRST CHICAGO CAPITAL MARKETS, INC.
One First National Plaza
Chicago, Illinois  60670.............................          16,250,000.      22,750,000.       26,000,000.

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York  10260............................          16,250,000.      22,750,000.       26,000,000.

LEHMAN BROTHERS INC.
3 World Financial Center
New York, New York  10285............................          16,250,000.      22,750,000.       26,000,000.

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York  10036............................          16,250,000.      22,750,000.       26,000,000.

NATIONSBANC MONTGOMERY SECURITIES LLC
153 East 53rd Street
New York, New York  10022............................          16,250,000.      22,750,000.       26,000,000.

SALOMON SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013.............................          16,250,000.      22,750,000.       26,000,000.

         TOTAL.......................................       $ 250,000,000.   $ 350,000,000.    $ 400,000,000.
                                                            ==============   ==============    ==============

                                                   Schedule B to Terms Agreement

                                DANA CORPORATION

                            (a Virginia corporation)

                             -- -- -- -- -- -- -- --

                             UNDERWRITING AGREEMENT

                  1. Introduction. Dana Corporation, a Virginia corporation ("Company"), proposes to issue and sell from time to time certain of its debt securities ("Registered Securities") registered under the registration statement referred to in Section 2(b) and an earlier registration statement (No. 333-42239, the "Initial Registration Statement"). The Registered Securities will be issued under the Indenture dated as of December 15, 1997 between the Company and Citibank, N.A. as trustee (as it may be amended or supplemented from time to time to provide for the issuance of series of the Registered Securities, the "Indenture"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3 or such other form as may be agreed to between the Company and such underwriters as may be engaged at such time by the Company in connection with such particular issuance of Registered Securities for resale in accordance with terms of such particular offering determined at the time of sale.

                  The Registered Securities involved in the offering under the Terms Agreement dated as of February 26, 1999 are hereinafter referred to as the "Securities." The firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" and the representative of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representative"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives," as used in this Agreement, shall mean the Underwriters.

                  2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Underwriter that:

                  (a) The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, with full corporate power and authority to issue and sell the Securities as contemplated herein and own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company.

                  (b) A registration statement (No. 333-67307), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act of 1933, as amended ("Act"), including all material incorporated by reference therein is hereinafter --- referred to as the "Prospectus." For purposes of this Agreement, the term Registration Statement shall also be deemed to include the Initial Registration Statement and the prospectus included in such registration statement, provided however that with respect to the Initial Registration Statement and the prospectus included in such registration statement only, notwithstanding anything contained in herein, the Company makes no representation (and the parties delivering opinions hereunder shall not opine) as to the inclusion of any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary to make the statements therein not misleading for any date subsequent to March 11, 1998.

                  (c) On the effective date, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to (i) statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein or (ii) that part of the Registration Statement that constitutes the Statement or Eligibility and Qualification (Form T-1) under the Trust Indenture Act.

                  (d) Except for statements in such documents which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any statements modifying or superseding such excluded statements (i) the documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the Rules and Regulations thereunder, and none of such documents, when they became effective or were so filed, as the case may be, contained, in the case of documents which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) any further documents so filed and incorporated by reference when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder and will not contain, in the case of documents which become effective under the Act, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which are filed under the Exchange Act with the Commission, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (e) The Indenture has been duly authorized by the Company, will be substantially in the form heretofore delivered to the Representative and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms to the description thereof in the Prospectus.

                  (f) As of the date hereof, and at the Closing Date (as defined in Section 3 hereof), the Indenture will be duly qualified under, and will comply with the requirements of, the Trust Indenture Act.

                  (g) Upon payment therefor as provided herein, the Securities will have been duly and validly authorized and (assuming their due authentication by the Trustee) will have been duly and validly issued and will be valid outstanding obligations of the Company and enforceable in accordance with their terms, except as the same may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors' rights, and will be entitled to the benefits of the Indenture.

                  (h) The issue and sale of the Securities pursuant to any Terms Agreement and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Terms Agreement (including the provisions of this Agreement) will not conflict with or result in any breach which would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company material to the Company pursuant to the terms of any indenture, loan agreement or other agreement or instrument for borrowed money to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company, material to the Company, is subject, nor will such action result in any material violation of the provisions of the charter or the by-laws of the Company or any statute or any order, rule or regulation applicable to the Company of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Securities, except as may be required under the Act, the Exchange Act, the Trust Indenture Act and securities laws of the various states and other jurisdictions in which the Underwriters will offer and sell the Securities.

                  (i) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any consolidated subsidiary that is required to be disclosed in the Prospectus or that is reasonably likely to result in any material adverse change in the liquidity, financial condition, results of operations or business affairs of the Company and its consolidated subsidiaries, considered as one enterprise, or that is reasonably likely to have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

                  (j) Subsequent to the date of the most recent financial statements incorporated into the Registration Statement, there has been no material adverse change, or any development that is reasonably likely to have a material adverse change, in the liquidity, financial condition, results of operations or business affairs of the Company and its consolidated subsidiaries, considered as one enterprise, except as set forth in or contemplated by the Prospectus.

                  3. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of telegraphic or other written communications ("Terms Agreement") at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, interest, maturity, any redemption provision and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than four full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of the offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. Unless the Terms Agreement specifies that the Securities will be issued in the form of a global security to be deposited with a depository, as contemplated by the Indenture, the securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request.

                  4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to the Representatives one signed copy of the Registration Statement, including all exhibits, in the form in which it became effective and of all amendments thereto, and that, in connection with each offering of Securities:

                  (a) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omissions or an amendment which will effect such compliance.

                  (c) As soon as practicable after the date of each Terms Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the latest of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of
         Section 11(a) of the Act.

                  (d) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

                  (e) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such U.S. jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

                  (f) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, and for any fees charged by investment rating agencies for the rating of the Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to underwriters.

                  5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) As soon as practicable following execution of the Terms Agreement the Representatives shall have received a letter, dated the date of delivery thereof, of PricewaterhouseCoopers LLP, covering such matters as are customary for accountants' "comfort" letters for underwritten transactions of the type contemplated by the Terms Agreement substantially identical to the form attached thereto.

                  (b) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                  (c) Subsequent to the execution of the Terms Agreement (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities or the Registered Securities; (ii) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (iii) trading of any securities of the Company shall not have been suspended on any exchange or in any over-the-counter market; (iv) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading (including, without limitation, any notice of any placement of the Securities on a credit watch list), in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; (v) no banking moratorium shall have been declared by Federal or New York authorities; and (vi) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency or a material adverse change in general economic, political or financial conditions (or in international conditions which affect the U.S. financial markets) if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency or change in conditions makes it impractical to proceed with completion of the sale of and payment for the Securities.

                  (d) The Representatives shall have received the favorable opinion, dated as of Closing Date, of Martin J. Strobel, Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                  (i) The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, with full corporate power and authority to issue and sell the Securities as contemplated herein and own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company.

                  (ii) Upon payment therefor as provided in the Terms Agreement (including the provisions of this Agreement), the Securities will have been duly and validly authorized and (assuming their due authentication by the Trustee) will have been duly and validly issued and will be valid outstanding obligations of the Company and enforceable in accordance with their terms, except as the same may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors' rights, and will be entitled to the benefits of the Indenture.

                  (iii) The issue and sale of the Securities pursuant to the Terms Agreement and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Terms Agreement (including the provisions of this Agreement) will not conflict with or result in any breach which would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company material to the Company pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company, material to the Company, is subject, nor will such action result in any material violation of the provisions of the charter or the by-laws of the Company or (to his knowledge after due inquiry) any statute or any order, rule or regulation applicable to the Company of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company, and (to his knowledge after due inquiry) no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required in connection with the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) except as may be required under the Act, the Exchange Act, the Trust Indenture Act and securities laws of the various states and other jurisdictions in which the Underwriters will offer and sell the Securities.

                  (iv) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally.

                  (v) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

                  (vi) The Indenture conforms, and the Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture, will conform, in all material respects to the descriptions thereof contained in the Prospectus.

                  (vii) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated; and

                  (viii) Such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of the Commonwealth of Virginia, upon the opinion of Hunton & Williams; (B) as to matters involving the application of laws of any other jurisdiction other than the State of Ohio or the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing who he believes to be reliable and who are satisfactory to counsel for the Underwriters; and (C) as to matters of fact, to the extent he deems proper, on statements, representations and certificates of responsible officers of the Company and public officials.

                  In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company and, on the basis of the foregoing and on his ongoing representation of the Company as its General Counsel, no facts have come to his attention that lead him to believe that (i) such Registration Statement, at the time such Registration Statement became effective, or the Registration Statement, as of the date of the Terms Agreement, or any amendment or supplement to the Registration Statement or the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus, as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that he need express no opinion with respect to the financial statements, schedules and other financial data, or the statistical data referred to in the letter from PricewaterhouseCoopers to the Representative dated February __, 1999, included or incorporated by reference in the Registration Statement or Prospectus or with respect to the Form T-1.

                  (e) The Representatives shall have received the favorable opinion, dated as of Closing Date, of Rosenman & Colin, counsel to the Company, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                  (i) The issue and sale of the Securities pursuant to the Terms Agreement and the compliance by the Company with all of the provisions of the Securities, the Indenture and the Terms Agreement (including the provisions of this Agreement), to our knowledge after due inquiry, will not conflict with or result in any breach which would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company material to the Company pursuant to the terms of, any material indenture, loan agreement or other agreement or instrument for borrowed money to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company, material to the Company, is subject, nor will such action result in any material violation of the provisions of the charter or the by-laws of the Company or (to such counsel's knowledge after due inquiry) any statute or any order, rule or regulation applicable to the Company of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company, and (to such counsel's knowledge after due inquiry) no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required in connection with the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) except as may be required under the Act, the Exchange Act, the Trust Indenture Act and securities laws of the various states and other jurisdictions in which the Underwriters will offer and sell the Securities.

                  (ii) The Securities have been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) are valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally.

                  (iii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally.

                  (iv) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

                  (v) The Indenture conforms, and the Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture, will conform, in all material respects to the descriptions thereof contained in the Prospectus.

                  (vi) The Indenture has been duly qualified under the Trust Indenture Act.

                  (vii) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

                  (viii) The Registration Statement as of its effective date, the Registration Statement and the Prospectus as of the date of the Terms Agreement, and each amendment or supplement thereto as of their respective effective or mailing dates (but excluding the financial statements and schedules and other financial data and the Form T-l included or incorporated by reference therein, as to which such counsel need express no opinion) complied as to form in all material respects with the Act, the Trust Indenture Act and the Rules and Regulations, as applicable; and

                  (ix) Such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of the Commonwealth of Virginia, upon the opinion of Hunton & Williams, and as to matters involving the application of the laws of the State of Ohio, upon the opinion of the Vice President and General Counsel of the Company; (B) as to matters involving the application of laws of any other jurisdiction other than the State of New York or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing who they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                  In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, including without limitation, inside counsel for the Company, representatives of the independent public accountants for the Company, and the Underwriters, at which the contents of the Registration Statement and Prospectus and related manners were discussed and, on the basis of the foregoing and on its ongoing representation of the Company, no facts have come to its attention that lead it to believe that (i) such Registration Statement, at the time such Registration Statement became effective, or the Registration Statement, as of the date of the Terms Agreement, or any amendment or supplement to the Registration Statement or the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus, as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that it need express no opinion with respect to the financial statements, schedules and other financial data and the statistical data referred to in the letter from PricewaterhouseCoopers to the Representative referred to in Section 5(a) hereof, included or incorporated by reference in the Registration Statement or Prospectus or with respect to the Form T-1.

                  (f) The Representatives shall have received the favorable opinion, dated as of Closing Date, of Hunton & Williams, Virginia counsel for the Company, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                  (i) The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, with full corporate power and authority to issue and sell the Securities as contemplated in the Terms Agreement (including the provisions of this Agreement) and own its properties and conduct its business as described in the Prospectus.

                  (ii) Upon payment therefor as provided in the Terms Agreement (including the provisions of this Agreement), the Securities will have been duly and validly authorized and (assuming their due authentication by the Trustee) will have been duly and validly issued and will be valid outstanding obligations of the Company and enforceable in accordance with their terms, except as the same may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors' rights, and will be entitled to the benefits of the Indenture.

                  (iii) The issue and sale of the Securities pursuant to the Terms Agreement and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Terms Agreement (including the provisions of this Agreement), to such counsel's knowledge after due inquiry, will not conflict with or result in any breach which would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company material to the Company pursuant to the terms of, any material indenture, loan agreement or other agreement or instrument for borrowed money to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company, material to the Company, is subject, nor will such action result in any material violation of the provisions of the charter or the by-laws of the Company or any statute or rule or regulation applicable to the Company of any Federal or Virginia regulatory authority or other governmental body having jurisdiction over the Company or, to such counsel's knowledge after due inquiry, any order applicable to the Company of any Federal or Virginia regulatory authority or other governmental body having jurisdiction over the Company, and no consent, approval, authorization or other order of, or filing with, any such court or any such regulatory authority or other governmental body is required in connection with the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) except as may be required under the Act, the Exchange Act, the Trust Indenture Act and securities laws of the Commonwealth of Virginia.

                  (iv) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; and

                  (v) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

                  (g) The Representatives shall have received from counsel for the Underwriters, to be named in the Terms Agreement, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (h) The Representatives shall have received a certificate, dated the Closing Date, of any vice-president and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted by the Commission and that, subsequent to the date of the most recent financial statements incorporated into the Registration Statement, there has been no material adverse change in the business, financial condition or results of operations of the Company and its consolidated subsidiaries except as set forth in or contemplated by the Prospectus.

                  (i) The Representatives shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP, which reconfirms the matters set forth in their letter delivered pursuant to subsection (a) of this Section and covering such matters as are customary for accountants' "comfort" letters for underwritten transactions of the type contemplated by the Terms Agreement and in form and substance reasonably satisfactory to the Representatives.

                  6. Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each Underwriter (including any Underwriter in its role as qualified independent underwriter pursuant to the rules of the National Association of Securities Dealers, Inc.), its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any preliminary prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky application or (ii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the

Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 6 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld).

                  (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased hereunder (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased hereunder, on the other hand, bear to the total gross proceeds from the offering of the Securities hereunder in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 6 were to be determined by
pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth on the cover page of and the concession and reallowance figures and table of underwriters (and the principal amounts of the Securities to be purchased by them) appearing under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                  The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

                  8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

                  9. Notices. All communications hereunder will be in writing. All communications to the Underwriters will be mailed or delivered via courier service to Merrill Lynch & Co., Sears Tower Building, Suite 5500, Chicago, Illinois 60606, Attention of John Pratt, or sent via facsimile to (312) 906-6262 with the original document to follow via courier service or mail. All communications to the Company will be mailed to P.O. Box 1000, Toledo, Ohio 43697, Attention of General Counsel, delivered via courier service to 4500 Dorr Street, Toledo, Ohio 43615, Attention of General Counsel, or sent via facsimile to (419) 535-4544 with the original document to follow via courier service or mail.

                  10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

                  11. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                DANA CORPORATION

                                                               February 26, 1999

MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
BT ALEX. BROWN INCORPORATED
DEUTSCHE BANK SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE
           SECURITIES CORPORATION
FIRST CHICAGO CAPITAL MARKETS, INC.
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC MONTGOMERY SECURITIES LLC
SALOMON SMITH BARNEY INC.
c/o MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
250 Vesey Street
World Financial Center
New York, New York  10281

                  We accept the offer contained in your letter dated February 26, 1999 relating to $250,000,000 principal amount of our 6-1/4% Notes Due March 1, 2004, $350,000,000 principal amount of our 6-1/2% Notes Due March 1, 2009, and $400,000,000 principal amount of our 7% Notes Due March 1, 2029. We also confirm that no stop order suspending the effectiveness of the Registration Statement or the Initial Registration Statement (as such terms are defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial condition or results of operations of the undersigned and its consolidated subsidiaries except as set forth in or contemplated by the Prospectus.

                                                     Very truly yours,

                                                     DANA CORPORATION

                                                     By:/s/ A. Glenn Paton
                                                     -----------------------
                                                     Name:  A. Glenn Paton
                                                     Title:  Vice President